ROSEVILLE COMMUNICATIONS COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                                 EXHIBIT 21 (a)



                                                           Percentage of Voting
                                            State of        Securities Owned by
           Subsidiary                   Incorporation or     Immediate Parent
           ----------                   ----------------     ----------------
Roseville Telephone Company                 California            100.00

Roseville PCS, Inc.                         California            100.00

West Coast PCS LLC                          California             98.00

RTC Communications Corporation              California            100.00

Sacramento-Valley Limited Partnership       California             23.50

Roseville Directory Company                 California            100.00

Roseville Long Distance                     California            100.00

RCS Internet Services                       California            100.00